Exhibit 1

Attorney's Certification

I the undersigned Gilad Schwartz, Psagot Value Holdings Ltd.'s Attorney, hereby certify as follows:

1.	The above composition of signatures is binding on Psagot Value Holdings Ltd. in respect of the attached report.

2.
The above authorized signatories signed this document before me and were identified by me in person according to an identity card, as required by and in accordance with the Prohibition on Money Laundering Law, 5760-2000 and the orders pursuant thereto.

3.	The resolution concerning Psagot Value Holdings Ltd.'s authorized signatories was duly adopted, in accordance with Psagot Value Holdings Ltd.'s incorporation documents.

March 3, 2022 _____________ Date	/s/ Gilad Schwartz, ______________ Gilad Schwartz,, Adv. Lic. No. 59204 Attorney (signature & stamp)